4.0

                            BOK FINANCIAL CORPORATION



                             1997 STOCK OPTION PLAN



                                  JUNE 1, 1997





                  (Adopted by Action of the Board of Directors
                                       of
                 BOK Financial Corporation taken July 29, 1997)













           On August 1, 1997, BOK Financial Corporation registered on Securities and Exchange Commission Form S-8 pursuant to the Securities Act of 1933, 900,000 shares of BOK Financial Corporation Common Stock, $0.00006 par value, for issuance in connection with the BOKF 1997 Stock Option Plan. This document constitutes part of a Section 10(a) Prospectus covering the securities that have been registered under the Securities Act of 1933. The documents constituting the
Section 10(a) Prospectus are held in a file maintained by the Benefits Department of Human Resources and may be reviewed or obtained, without charge, upon written or oral request made to the Compensation Department of Human Resources of Bank of Oklahoma, National Association, P.O. Box 2300, Tulsa, Oklahoma 74172, telephone number (918) 588- 6277.

                                            BOKF 1997 STOCK OPTION PLAN

SECTION 1.  ESTABLISHMENT, PURPOSE AND EFFECTIVE DATE OF PLAN.
                 1.1 Establishment. BOK Financial Corporation (the "Corporation" or "BOKF"), an Oklahoma corporation, hereby establishes the "BOKF 1997 Stock Option Plan" (the "BOKF 1997 Plan") for designated employees of the Corporation and of various direct and indirect subsidiaries of the Corporation (collectively, "BOKF").
                 1.2 Purpose. The purpose of the BOKF 1997 Plan is to advance the interests of the Corporation (i) by encouraging and providing for the acquisition of an equity interest in the Corporation by key employees of BOKF and (ii) by enabling BOKF to attract and retain the services of key employees whose judgment, interest, and special effort are desired for the successful conduct of operations.
                 1.3 Effective Date. The BOKF 1997 Plan shall become effective on August 1, 1997 (or on such later date as a registration statement in respect of the BOKF 1997 Plan on Securities and Exchange Commission Form S-8 shall become effective).
SECTION 2. THE 1997 OPTION. The options ("1997 Options") established hereby are the right to purchase shares of Common Stock of the Corporation on the terms and conditions hereafter set forth in this and succeeding sections of the BOKF 1997
Plan:
                 2.1 The Common Stock subject to the 1997 Options shall be the Common Stock of the Corporation, par value $0.00006 per share ("BOKF Common Stock").
                 2.2 The owners of the 1997 Options shall be those employees (hereafter called a "Participant") to whom a letter of award ("Award Letter") is hereafter delivered by the Chairman of the Board and the Chief Executive Officer of the

                    Corporation. The Corporation may issue Award Letters at any time prior to January 1, 2000.

               2.3  The 1997 Options  owned by each  Participant  shall
                    entitle the Participant, subject to the terms and conditions hereof, to purchase that number of shares of BOKF Common Stock set forth in one or more Award Letters delivered to the Participant from time to time ("Participant's 1997 Option Shares"). Each Award Letter shall bear the date on which the Award Letter is issued (the "Award Date"). The total number of shares of BOKF Common Stock subject to 1997 Options shall be 900,000. If the employment of a Participant is terminated for any reason and such Participant has not exercised the 1997 Options with respect to any shares, the Corporation may award 1997 Options in respect of such shares to existing Participants or to additional Participants by issuing additional Award Letters on or before January 1, 2000.

               2.4  The  purchase  price of shares  subject to the 1997
                    Options shall be the average of the mid-points between the highest price and the lowest price at which trades occurred (or, in the event of a single trade, the price of such trade) for BOKF Common Stock on NASDAQ on the sixty (60) trading days on which at least one trade actually occurs immediately preceding the date of the Award Letter (the "Option Price").

               2.5 The 1997 Options may be exercised in accordance with, and only in accordance with, the following schedule:

                  2.5.1 At any time and from time to time one calendar year after the Award Date and prior to four calendar years after the Award Date, with respect to one seventh (1/7) of the 1997 Option Shares set forth in the Award Letter.




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



                  2.5.2 At any time and from time to time two calendar years after the Award Date and prior to five calendar years after the Award Date, with respect to one seventh (1/7) of the 1997 Option Shares set forth in the Award Letter.

                  2.5.3 At any time and from time to time three calendar years after the Award Date and prior to six calendar years after the Award Date, with respect to one seventh (1/7) of the 1997 Option Shares set forth in the Award Letter.

                  2.5.4 At any time and from time to time four calendar years after the Award Date and prior to seven calendar years after the Award Date, with respect to one seventh (1/7) of the 1997 Option Shares set forth in the Award Letter.

                  2.5.5 At any time and from time to time five calendar years after the Award Date and prior to eight calendar years after the Award Date, with respect to one seventh (1/7) of the 1997 Option Shares set forth in the Award Letter.

                  2.5.6 At any time and from time to time six calendar years after the Award Date and prior to nine calendar years after the Award Date, with respect to one seventh (1/7) of the 1997 Option Shares set forth in the Award Letter.

                  2.5.7 At any time and from time to time seven calendar years after the Award Date and prior to ten calendar years after the Award Date, with respect to one seventh (1/7) of the 1997 Option Shares set forth in the Award Letter.

               2.6  The 1997 Options may be exercised only by delivering (i)
                    a written notice of exercise (stating the fact that 1997 Options are being exercised, the Award Date, and the number of shares being purchased) and (ii) payment in full of the purchase price of the shares being purchased to the Compensation Department of Human Resources of Bank of Oklahoma, National Association. Payment shall be made (i) by personal check of the Participant, (ii) in cash or its equivalent, or (iii) by tendering shares of BOKF Common Stock having a value equal to the purchase price based on the closing price quoted for BOKF Common Stock on NASDAQ on the trading day immediately preceding the date of exercise, or (iv) a combination of (i), (ii), or (iii).

               2.7 The Corporation shall deliver to the Participant the certificates representing the shares purchased pursuant to the exercise of the 1997 Options within thirty (30) days of the date of exercise.

               2.8  BOKF COMMON STOCK ACQUIRED  PURSUANT TO THE 1997 OPTIONS
                    MAY BE RESOLD ONLY PURSUANT TO THE PROVISIONS OF SECTION 4 HEREOF.

SECTION 3. PROVISIONS APPLICABLE TO THE 1997 OPTIONS. The following provisions shall apply to the 1997 Options and all BOKF Common Stock issued pursuant thereto.

    3.1   NON-TRANSFERABILITY.   The  1997   Options   may  not  be  sold,
          transferred,    pledged,   assigned,   or   otherwise   alienated   or
          hypothecated, otherwise than by will or by the laws of descent and distribution.

    3.2 TERMINATION OF 1997 OPTIONS UPON TERMINATION OF EMPLOYMENT OF PARTICIPANT. If the employment of the Participant by BOKF shall terminate for any reason including death, disability, retirement, resignation or involuntary termination (whether such involuntary termination is with or without cause), the

          Participant's 1997 Options shall automatically terminate, to the extent not previously exercised, provided:

         3.2.1 The Chairman of the Board and the Chief  Executive  Officer
               may, in their sole discretion (which discretion may be exercised arbitrarily) subject to approval of the Board of Directors of the Corporation, extend the termination of the Participant's 1997 Options in special circumstances.

        3.2.2 In the event of the termination of employment of a participant by reason of death or disability, the Participant (or, in the event of death, the personal representative of the Participant) may purchase, any of Participant's 1997 Option Shares which the Participant had the right to purchase immediately preceding the date of the Participant's termination of employment within the period of time such Participant could have, but for such termination, purchased such 1997 Option Shares.

         3.2.3 In the event a Participant's employment is involuntarily terminated by BOKF without cause (determined in accordance with
               Section 3.2.5) and such involuntary termination without cause is within one year of a Change of Control (as defined in Section 3.2.4), the Participant may purchase, within 90 days of the date of the Participant's termination of employment, all of Participant's 1997 Option Shares (to the extent not previously purchased).

         3.2.4 A Change of Control shall be deemed to have occurred if, and only if:

           3.2.4.1  George B. Kaiser,  affiliates  of George B. Kaiser, and/or members of the family of George B. Kaiser collectively cease to own more shares of the voting capital stock of BOKF than any other shareholder (or group of shareholders acting in concert to control BOKF to the exclusion of George B. Kaiser, affiliates of George B. Kaiser, or members of the family of George B. Kaiser); or,

           3.2.4.2 BOKF shall cease to own more than 50% of the voting capital stock of Bank of Oklahoma, National Association.

         3.2.5 A Participant  shall be deemed to have been  terminated for cause if the Board of Directors of BOKF determines (in its sole discretion provided only that such discretion is exercised with honesty in fact) that the Participant was terminated by reason of
               (i) any failure to substantially perform Participant's employment obligations to BOKF in a satisfactory manner, (ii) any intentional act materially injurious to BOKF, (iii) any act of moral turpitude, (iv) any material dishonest or fraudulent act, or (v) any refusal to obey orders or instructions of the Participant's appropriate supervisors or seniors.

         3.2.6 A Participant shall be deemed employed by BOKF so long as and only so long as the employee is in the employment of BOK Financial Corporation or a direct or indirect subsidiary of BOK Financial Corporation in which BOK Financial Corporation owns, directly or indirectly, more shares of the voting capital stock than any other shareholder (or group of shareholders acting in concert to control such subsidiary to the exclusion of BOKF).

     3.3 ADJUSTMENTS. If there are any changes in the capitalization of the Corporation affecting the number or kind (after the recapitalization) of issued and outstanding shares of BOKF Common Stock (existing immediately prior to the change in capitalization), whether such changes have been occasioned by reorganization, combination of shares, declaration of stock dividends, stock splits, reverse stock splits, reclassification or recapitalization of such stock, the merger or consolidation of the Corporation with some other corporation or other similar transaction, then the number and kind of shares then subject to the 1997 Options and the price to be paid therefor, shall be appropriately adjusted by the Corporation; provided, however, that in no event shall any such adjustment result in the Corporation being required to sell or issue a fractional share of stock.

     3.4 WAIVER OF SHAREHOLDER RIGHTS. The Participant or other person entitled to exercise 1997 Options shall have no rights as a stockholder with respect to any shares subject thereto until the Participant or such person shall have exercised the 1997 Options and shall thereafter have become the holder of record of such shares and no adjustment (except such adjustments as may be effected pursuant to the provisions of Section 3.3 hereof) shall be made for dividends or distributions of rights in respect of such shares for which the record date is prior to the date on which the Participant or such person so becomes the holder of record.

SECTION 4. REOFFER OR RESALE OF BOKF STOCK ACQUIRED PURSUANT TO EXERCISE OF THE 1997 OPTIONS. The reoffer or resale of BOKF Common Stock acquired by a Participant pursuant to the 1997 Options shall be subject to the following terms and conditions:
                 4.1 REOFFER OR RESALE BY AFFILIATE. If the Participant is an affiliate of the Corporation, the reoffer or resale of BOKF Common Stock may be made by the Participant only
                        (i) by means of a reoffer prospectus pursuant to an effective registration statement on Form S-8 or (ii) in accordance with the provisions of SEC Rule 144 or (iii) pursuant to the determination of the Corporation's general counsel that there is an available exemption under the federal and state securities laws.
                 4.2 REOFFER OR RESALE BY NON-AFFILIATE. If the Participant is not an affiliate of the Corporation, the reoffer or resale is not subject to restriction, except as set forth in Section 4.3 of this BOKF 1997 Plan.
                 4.3 PRIOR APPROVAL OF COUNSEL. Prior to reoffering or reselling any BOKF Common Stock acquired pursuant to a 1997 Option, the Participant shall advise the Compensation Department of Human Resources of Bank of Oklahoma, National Association which shall refer the matter to the Corporation's general counsel. The Corporation's general counsel shall determine whether the Participant is an affiliate or a non-affiliate of BOKF. If the Corporation's general counsel determines Participant is an affiliate, the Participant shall offer and sell the BOKF Common Stock only as provided by Section 4.1.
                 4.4 REOFFER PROSPECTUS. BOKF shall use its reasonable best efforts to provide any Participant who is an affiliate and desires to sell BOKF Common Stock with a reoffer prospectus at reasonable times.

SECTION 5. NOT AN EMPLOYMENT AGREEMENT. This BOKF 1997 Plan is not an employment agreement. Nothing contained herein shall be construed to limit or restrict the right of BOKF to terminate the Participant's employment or services at any time, with or without cause, or to increase or decrease the Participant's compensation.

SECTION 6. MISCELLANEOUS PROVISIONS. The following miscellaneous provisions shall apply to the BOKF 1997 Plan:

          6.1  This  BOKF  1997  Plan is made  and  executed  in  Tulsa  County,
               Oklahoma.
          6.2 This BOKF 1997 Plan shall be subject to, and interpreted in accordance with, the laws of the State of Oklahoma.
          6.3 This BOKF 1997 Plan is the entire agreement of the parties respecting the subject matter hereof. There are no other agreements, whether oral or written, respecting the subject matter hereof.
          6.4 Rights and obligations arising under the BOKF 1997 Plan may not be assigned.

SECTION 7. ADDITIONAL INFORMATION.

          7.1 ERISA NOT APPLICABLE. The BOKF 1997 Plan is not subject to the provisions of the Employee Retirement Income Security Act.

          7.2 NO REPORTS TO PARTICIPANTS. No reports shall be required to be delivered to the Participants as to the status of their participation in the BOKF 1997 Plan. However, a Participant may contact the Compensation Department of Human Resources of Bank of Oklahoma, National Association to determine the number of shares unexercised by the Participant under such Participant's 1997 Options and the last date on which such options may be exercised.

          7.3 TAX EFFECTS. The BOKF 1997 Plan is not qualified under Section 401(a) at the Internal Revenue Code. The tax effects of the BOKF 1997 Plan are:

                   7.3.1 BOKF will be entitled to an income tax deduction at the date of exercise of the 1997 Options by the Participants. The amount of the deduction will be equal to the spread between the fair market value of the option stock (as quoted by NASDAQ) and the Option Price.

                   7.3.2 Participants  will  recognize  income  at the  date  of exercise of the 1997 Options in an amount equal to the deduction allowed to BOKF, as defined in Section 7.3.1. Income recognized due to the exercise of a 1997 Option will be subject to withholding and reported to the employee on form W-2. Participants will not be subject to any further income recognition until a taxable transaction occurs involving the purchased stock. The basis in the stock is equal to the fair market value at the date of exercise, and future transactions will be subject to capital asset rules.

          7.4 ADMINISTRATION OF THE BOKF 1997 PLAN. The Chairman of the Board and the Chief Executive Officer of BOKF shall designate (subject to approval of the Board of Directors, acting by a vote of, or of a committee of two or more of the Board of Directors of BOKF consisting of, members who are Non-Employee Directors within the meaning of SEC Rule 16b-3(b)(3)) those employees of BOKF who shall be Participants and the number of shares subject to each such Participant's 1997 Options. The members of the Board of Directors of the Corporation are elected by the stockholders of the Corporation. The Chairman of the Board and the Chief Executive Officer are elected by the Board of Directors.

          7.5 ELIGIBILITY TO PARTICIPATE. All employees of BOKF are eligible to be designated as Participants. Participants shall be designated based upon a subjective determination of the present and potential contributions of the employee to the success of the business of the Corporation.

          7.6 SHARES TO BE ISSUED. The shares of BOKF Common Stock to be issued pursuant to the exercise of the 1997 Options shall be shares of authorized but unissued Common Stock of the Corporation.

          7.7 NO LIENS OR CHARGES. No lien or other charge may be placed on the 1997 Options.

          7.8 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. The Corporation is subject to the information reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). The following documents filed with the Commission are incorporated in this part of the Section 10(a) Prospectus by reference:

                       7.8.1 Registration Statement on Form S-1 and the Prospectus included therein(Registration No. 33-40950),as amended, filed under the Securities Act of 1933 with the Commission and declared effective on August 13, 1991.

                        7.8.2 Registration Statement on Form 10 (Registration No. 0- 19341), filed under the Exchange Act with the Commission, and subsequent amendments thereto filed on Form 8.

                        7.8.3 Information Statement and Prospectus Supplement filed with the Commission on November 20, 1991, under the Exchange Act and also under the Securities Act of 1933.

                        7.8.4 Quarterly Report on Form 10-Q filed with the Commission for the First Quarter, 1997 filed May 15, 1997.

                        7.8.5 The description of BOKF's capital stock contained on page 2 in the Registration Statement on Form 10, as amended by filings on Form 8, filed under the Exchange Act (Registration No. 0-19341), including any amendment or report filed for the purpose of updating such description.

                        7.8.6 Annual Report on Form 10-K filed with the Commission for Calendar 1996 filed on March 27, 1997.
                        Additionally, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration statement and to be part thereof from the date of filing of such documents.
                                    All documents  incorporated  by reference in
                        this part of the Section 10(a) Prospectus and all other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities Act of 1933 may be obtained, without charge, upon written or oral request to the Compensation Department of Human Resources of Bank of Oklahoma, National Association at P.O. Box 2300, Tulsa, Oklahoma 74192, telephone number (918) 588-6547. Any additional information about the BOKF 1997 Plan or its administrators may also be obtained by contacting the Compensation Department of Human Resources of Bank of Oklahoma, National Association.




                                 Adopted by action of the Board of Directors of BOKF Financial Corporation taken July 29, 1997.

                                 /s/ Frederic Dorwart
                                 ----------------------------------------
                                 Frederic Dorwart, Secretary to the Board.











BOK-OPT.8

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